Exhibit 10.3

INDEMNITY AGREEMENT

By this INDEMNIFICATION AGREEMENT (this “Agreement”), Arizona Land Income Corporation, an Arizona corporation (the “Corporation”), and the undersigned member of its Board of Directors (“Director”), warrant, covenant and agree as follows:

WHEREAS, Director is an officer or member of the Board of Directors of the Corporation and in such capacity is performing a valuable service for the Corporation, and

WHEREAS, The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) provide for indemnification of directors in accordance with Section 10-005 of the Arizona General Corporation Law (the “Indemnification Statute”); and

WHEREAS, The Indemnification Statute provides that the indemnification rights provided thereunder are not exclusive, and that agreements may be entered into between the Corporation and the members of its Board of Directors with respect to indemnification; and

WHEREAS, in order to induce Director to serve as a member of the Board of Directors of the Corporation, the Corporation has entered into this contract with Director;

NOW, THEREFORE, in consideration of Director’s continued service as a Director after the date hereof the parties hereto agree as follows:

1. Indemnification of Director. Subject to Section 2 below, the Corporation shall hold harmless, protect, defend and indemnify Director against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, or was or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise. The foregoing indemnification is expressly intended to, and shall, apply to any and all liability or expenses arising on or after the date Director became a director of the Corporation, even if prior to the date hereof.

2. Limitations on Indemnification. No indemnity pursuant to Section 1 hereof shall be paid by the Corporation:

a. Except to the extent that the aggregate of losses to be indemnified hereunder exceeds the amount of losses for which the director is indemnified pursuant to any policy of insurance purchased and maintained by the Corporation provided however, that the indemnification shall apply to any deductible payable by the Corporation under such policy of insurance;

b. In respect to remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

c. On account of any suit in which final judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any law;

d. On account of an action or omission of Director which is finally adjudged to constitute willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or

e. If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

3. Continuation of Indemnification. All obligations of the Corporation hereunder shall continue during the period Director is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of the Corporation or serving in any other capacity referred to herein.

4. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, or of notice of any matter which is or may be the subject of an indemnification claim hereunder, Director will notify the Corporation thereof. With respect to any such action, suit or proceeding:

a. The Corporation will be entitled to participate therein at its own expense;

b. Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the

Corporation to Director of its election so to assume the defense thereof, the Corporation will not be liable to Director for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation, (ii) Director shall have reasonably concluded that there may be a material conflict of interest between the Corporation and Director in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which director shall have made the determination provided for in (ii) above. In the event Director makes the determination (ii) above, Director shall select counsel to defend said interests at the expense of the Corporation.

c. The Corporation shall not be obligated to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent. Neither the Corporation nor Director will unreasonably withhold its or his consent to any settlement proposed by the other of any matter for which indemnity is provided hereunder, including any settlement including a penalty or limitation on the Director.

5. Prepaid Expenses. The expenses (including attorneys’ fees) incurred by Director in investigating, defending, or appealing any threatened, pending or completed action, suit or proceeding covered hereunder, whether civil, criminal, administrative or investigative, including without limitation any action by or in the right of the Corporation (other than expense to be paid directly by the Corporation in assuming the defense of any matter covered hereby under Section 4(b) hereof), shall be paid in advance by the Corporation.

6. Repayment of Expenses. Director shall reimburse the Corporation for all expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent that it shall be finally determined that Director is not entitled to be indemnified by the Corporation for such expenses under this Agreement or otherwise.

7. Other Rights and Remedies. The rights provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Director may be entitled under any provision of law, any Articles, any Bylaw, this or other agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in Section 1 of this Agreement, and shall continue after Director has ceased to occupy such position or have such relationship.

8. Enforcement. In the event Director is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director’s reasonable fees and expenses including attorneys’ fees in bringing and pursuing such action.

9. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof.

10. Miscellaneous. This Agreement shall be interpreted and enforced in accordance with the laws of Arizona. This Agreement shall be binding upon Director and upon Corporation, its successor and assigns, and shall inure to the benefit of director, his heirs, personal representatives and assigns and to the benefit of Corporation, it successors and assigns. No amendment, modification, termination or cancellation of this Agreement, other than pursuant to Section 9, shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of October 1, 1991.

ARIZONA LAND INCOME CORPORATION

By
Its President
“Corporation”

Burton P. Freireich
“DIRECTOR”